EXHIBIT 5.1

                       LEGAL OPINION OF PARKER CHAPIN LLP

                                                              October 20, 2000


Trinity Medical Group USA, Inc.
55 Shaver Street
San Rafael, California 94901


Dear Sirs:

         We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission on October 20, 2000 (Registration No.________) (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 3,739,410 shares of your common stock, par value $.001 per share (the "Shares"). Of the 3,739,410 shares of common stock offered hereby, 2,000,000 shares ("Primary Shares") are being offered by you and 1,739,410 shares ("Resale Shares") are being offered by selling security holders. As your legal counsel in connection with the transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Certificate of Incorporation and (ii) By-laws. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

         Based upon and subject to the foregoing, we are of the opinion that the Primary Shares, when issued in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable, and the Resale Shares have been validly issued and are fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Parker Chapin LLP
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                                                         PARKER CHAPIN LLP